UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 12, 2016, OM Asset Management plc (the “Company” or “we”) entered into a private repurchase agreement (the “Repurchase Agreement”) with Old Mutual plc (the “Parent”) and OM Group (UK) Limited, a wholly owned subsidiary of the Parent (“OMGUK”) pursuant to a share repurchase program approved by the Company's shareholders at the Company's 2016 annual general meeting of shareholders. Pursuant to the Repurchase Agreement, and subject to its terms and conditions, the Company has agreed to repurchase 6,000,000 ordinary shares directly from OMGUK in a private transaction at the price per ordinary share sold to the public by OMGUK in a concurrent public offering (the “Public Offering”) expected to commence on December 12, 2016 (the “Repurchase Transaction”). The closing of the Repurchase Transaction is subject to various conditions, including the closing of the public offering, and there can be no assurance that the Repurchase Transaction will be completed. The Company expects the completion of the Repurchase Transaction to be concurrent with the closing of the public offering. The Company expects to fund the Repurchase Transaction with cash on hand and/or funds available from the Company's revolving credit facility. A copy of the Repurchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

ITEM 2.02	Results of Operations and Financial Condition.

The Company's AUM as of November 30, 2016 were $234.5 billion, an increase of $22.1 billion, or 10.4%, as compared to the Company's AUM as of December 31, 2015. For the period from October 1, 2016 through November 30, 2016, the Company's net client cash flows were $(0.6) billion and the annualized revenue impact of net client cash flows was $0.1 million. As of November 30, 2016, the percentage of the Company's products outperforming their investment benchmarks on a revenue-weighted basis over the one-, three-, and five-year periods was estimated to be 56%, 59% and 73%, respectively. As of November 30, 2016, the percentage of the Company's products outperforming their investment benchmarks on an equal-weighted basis over one-, three-, and five-year periods was estimated to be 58%, 71% and 79%, respectively. As of November 30, 2016, the percentage of the Company's products outperforming their investment benchmarks on an asset-weighted basis over one-, three-, and five-year periods was estimated to be 47%, 47% and 60%, respectively.

The information in this Item 2.02 and the information in Item 7.01 to this Current Report on Form 8-K is being furnished in accordance with Item 2.02 and Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

ITEM 7.01	Regulation FD Disclosure.

On December 12, 2016, Old Mutual plc announced its intention to continue the reduction of its holdings in the Company in an orderly manner which balances value, time, cost and risk.

The information disclosed in Item 2.02 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 7.01 to this Current Report on Form 8-K.

ITEM 8.01	Other Events.

The following risk factors are provided to update the risk factors of the Company previously disclosed under the heading "Risks Related to Our Ownership Structure" in the periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K") and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 2015 Form 10-K.

Risks Related to Our Ownership Structure
Our Parent controls us and has significant power to control our business, affairs and policies.
As of the date of this Current Report on Form 8-K, our Parent beneficially owns 66% of our outstanding ordinary shares. As a result of its majority ownership, and pursuant to the rights of our Parent under the shareholder agreement that we have entered into with our Parent, or the Shareholder Agreement, and policies and procedures adopted by our Board of Directors, our Parent has significant power to control our business, affairs and policies, including the right to appoint a majority of the directors to our Board of Directors, and, accordingly, the appointment of management, the adoption of amendments to our articles of association and the number of ordinary shares available for issuance under our equity incentive plans for our prospective and existing employees. This concentration of ownership may have the effect of delaying or preventing a change in control of us or discouraging others from making tender offers for our ordinary shares, or could result in a change of control in which only the Parent’s shares are sold, which could prevent shareholders from receiving a premium for their ordinary shares. It also may make it difficult for other shareholders to replace management and may adversely impact the trading price of our ordinary shares because investors often perceive disadvantages in owning ordinary shares in companies with controlling shareholders.
Pursuant to the Shareholder Agreement, our Parent, for so long as it remains the majority owner of our outstanding ordinary shares, has the right to appoint a majority of the directors to our Board of Directors. At such time as our Parent ceases to own a majority of our outstanding shares, our Parent will no longer have the right to appoint a majority of the directors to our Board but will have the right to appoint a lesser number of directors for so long as it owns certain specified percentages of our outstanding ordinary shares that are less than a majority but greater than or equal to 7%. In addition, our Board of Directors has adopted policies and procedures which give our Parent significant control over certain matters, including budgets, business strategy, acquisitions, expenditures, financings, dividends, insurance and compensation, and require us to comply with certain policies and procedures similar to those at our Parent. At such time as our Parent ceases to own a majority of our ordinary shares, any or all such policies and procedures may be amended or terminated in the sole discretion of our Board of Directors and therefore any control maintained by our Parent as a result of such policies or procedures may be reduced or eliminated.
In addition, pursuant to the Shareholder Agreement, our Parent has approval rights over various matters until the date our Parent ceases to beneficially own at least 20% of our outstanding ordinary shares (provided that the consent rights related to the incurrence or guarantee of debt, the granting of liens and the declaration or payment of dividends shall not apply until the date that our Parent ceases to own more than 50% of our ordinary shares, so long as our Board of Directors approves such matters), including:

•
any merger or acquisition with consideration paid or payable (including a pro rata share of the debt assumed) of more than $100 million, or any disposition of assets with a fair market value of more than $100 million, involving us or one of our subsidiaries or controlled affiliates, on the one hand, and any other person, on the other hand;

•
any incurrence or guarantee of (or grant of a lien with respect to) external recourse debt in an amount greater than $300 million, plus the principal amount of the outstanding external debt on the date that our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares;

•
any issuance of share capital other than (i) issuances of equity awards to directors or employees pursuant to a compensation plan or (ii) issuances of share capital in connection with an acquisition involving a consideration payable not exceeding $100 million;

•	entry into or amendment or termination of any material joint venture or strategic alliance;

•
any declaration or payment of a dividend other than in accordance with our dividend policy approved by our Board of Directors as of the date that our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares;

•	listing or delisting of any securities on a securities exchange;

•	any agreement or arrangement that would conflict with the terms of the Shareholder Agreement;

•	any amendment, termination or waiver of any rights under our constitutional documents; and

•	any filing or petition under bankruptcy laws, admission of insolvency or similar actions by us or any of our subsidiaries or controlled affiliates, or our dissolution or winding-up.

The foregoing approval rights may be transferred to a third party for so long as our Parent owns a majority of our outstanding ordinary shares. Once our Parent ceases to own a majority of our outstanding ordinary shares, it will no longer be able to transfer such approval rights.
The ownership by our Parent of a significant percentage of our ordinary shares, its right to appoint directors and its significant control with respect to certain matters as described above limits the ability of other shareholders to influence corporate matters. For information regarding the beneficial ownership of our outstanding ordinary shares by our Parent, see “Security Ownership of Certain Beneficial Owners and Management” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016.
We are a “controlled company” within the meaning of the NYSE Listed Company Manual while our Parent owns more than 50% of our outstanding ordinary shares and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements.
As of the date of this Current Report on Form 8-K, our Parent continues to beneficially own a majority of our ordinary shares. As a result, we are a “controlled company” within the meaning of the NYSE Listed Company Manual. Under the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements in the NYSE Listed Company Manual, including:

•	the requirement that a majority of our Board of Directors consist of independent directors;

•	the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors; and

•	the requirement that we have a compensation committee that is composed entirely of independent directors.
As of the date of this Current Report on Form 8-K, we utilized the exemptions to each of the requirements listed above. Accordingly, shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements of the NYSE Listed Company Manual until such time as our Parent ceases to own a majority of our outstanding shares. Even if we are no longer a “controlled company” our Parent still may have significant influence over us depending upon the level of ownership retained by our Parent, including the right to appoint directors. For further information on our Parent’s rights under the Shareholder Agreement, see “Certain Relationships and Related Party Transactions—Relationship with our Parent and OMGUK” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016.
If our Parent sells a controlling interest in us to a third party in a private transaction, other shareholders may not realize any change of control premium on our ordinary shares.
Our Parent owns a substantial majority of our ordinary shares. Our Parent has the ability, should it choose to do so, to sell some or all of our ordinary shares in a privately negotiated transaction, which, if sufficient in size, could result in a change of control of us. The ability of our Parent to privately sell such shares may not be subject to any requirement for a concurrent offer to be made to acquire all of our ordinary shares that are publicly traded, which could prevent other shareholders from realizing any change of control premium on their ordinary shares that may otherwise accrue to our Parent upon its private sale of our ordinary shares. A sale of shares which resulted in a change of control could have a negative impact on our business.
For so long as our Parent owns a majority of our outstanding ordinary shares, it will have significant influence over our business and strategy and it will have the right to transfer such influence to a third party. Our Parent’s interest or the interest of any third party transferee may differ from the interests of our other shareholders.
For so long as our Parent owns a majority of our outstanding ordinary shares, it has approval rights over significant business decisions, it has the right to appoint a majority of our Board of Directors and our Board of Directors has policies and procedures in place which give our Parent approval rights over budgets, business strategy, acquisitions, expenditures, financings, dividends, insurance and compensation. In addition, as long as our Parent retains ownership of a majority of our outstanding ordinary shares, our Parent may transfer the foregoing rights to a third party transferee of a majority of our ordinary shares, at which point we will become subject to the control of that third party. Any third party that acquires a controlling interest in us from our Parent may be presently unknown or unfamiliar to our management and our Affiliates. Our Parent’s interests or the interests of a new majority owner in our long-term business strategy may differ from that of our shareholders and management. As a result, our Parent or a new majority owner may make decisions about the long-term strategy of our company that may be in its own interest and conflict with the interests of our shareholders.

On March 11, 2016, our Parent announced the results of a strategic review, which included a plan to separate its underlying businesses, including OMAM. Were the structure and form of this separation to result in a change in our control as described below, it could adversely impact our relationship with our Affiliates and their clients and, under certain circumstances, could result in the acceleration of our outstanding indebtedness and/or the redemption of our outstanding notes.
On March 11, 2016, our Parent announced the results of a strategic review, which included a plan to separate its underlying businesses, including OMAM. Our Parent further announced on December 12, 2016 its intention to continue the reduction of its holdings in OMAM in an orderly manner which balances value, cost, time and risk. We can provide no assurances as to the timing or manner in which our Parent may execute upon its strategy with respect to the separation process and any impact such separation may have on us.  In this regard, our Parent has engaged from time to time in discussions with, and continues to consider expressions of interest from, third parties to acquire a majority of our outstanding shares from our Parent. There can be no assurance that any discussions will result in a sale of our ordinary shares held by our Parent or that shareholders other than our Parent would be afforded the opportunity to participate in such sale.

A sale of the majority of our outstanding ordinary shares by our Parent to a third party could result in disruption to our relationships with our Affiliates and their clients and therefore our assets under management and net client cash flows if the new owner is deemed to be unattractive or unsupportive of our, and our Affiliates’, strategy. Any potential disagreements between our management and a new majority owner over matters such as the economic arrangements or management policies with our Affiliates, growth strategies and compensation philosophy of our Affiliates could adversely affect our relationships with our Affiliates. Furthermore, dissatisfaction by the management teams of our Affiliates with the services that we provide to them and the conditions upon which such services are provided also could result in a strained relationship with the management of that Affiliate. Any strains in the relationships that we have with our Affiliates could be detrimental to our overall business. See “—Our Relationships with our Affiliates are Critical to Our Success” in our 2015 Form 10-K.
The investment advisory agreements between our Affiliates, who are (or who have subsidiaries who are) U.S. registered investment advisers, and their clients are not assignable without the consent of the client. A future sale of a controlling block of our voting securities by our Parent to a third party could be deemed an “assignment” of the underlying investment advisory agreements between our Affiliates and their clients under the Advisers Act and Investment Company Act. If an assignment of an investment advisory agreement is deemed to occur, and clients do not consent to the assignment or enter into a new advisory agreement, our results of operations could be materially and adversely affected. In addition, in the event our Parent sells a controlling block of our voting securities to a third party, prospective clients and consultants may be reluctant to commit to make new investments with our Affiliates, or invest in funds sponsored by our Affiliates, for some period of time following the sale, which may adversely affect our results of operations.
In a proposed transfer of a controlling block of our ordinary shares, our Affiliates will be asked to seek the consent of their clients to the assignment of their advisory contracts. Our Affiliates may not support a proposed transfer of a controlling block of our securities or the proposed transferee of the controlling block. As a result, our Affiliates may be reluctant to solicit the consents of their clients to the assignments of their advisory contracts that would result from such proposed transfer of a controlling block or may do so only if certain commitments are made by the proposed purchaser to such Affiliates. An agreement for a sale of a control block of the securities of a company such as ours often provides that the closing of the transaction is conditioned upon receipt of consents of clients representing a specified percentage of the assets under management or revenues of the target company. The announcement of a transaction that fails to close for this reason could have an adverse effect on the relationship between our Affiliates and their clients and thus an adverse effect on us. Even if a transaction were to be completed, revenue attributable to non-consenting clients could be lost which could have a material adverse effect on our results of operations. Although consent of clients to the private transfer of a controlling block of our securities would be required under the Advisers Act and the terms of advisory contracts with our clients who are not registered under the Investment Company Act , and a private transfer of a controlling block of our securities would require the execution of a new advisory contract with our clients who are registered under the Investment Company Act, which contract would require the approval of the board and, in certain cases, shareholders of such clients, sales of securities pursuant to this offering or subsequent similar offerings should not require client consents.
Under the Third Amended and Restated Limited Liability Company Operating Agreement of Heitman LLC, a “control change” of Heitman may not take place unless the Company first offers to the employee-owned entity that is the other member of Heitman (or the Heitman Employee Entity) the right to purchase our interest in Heitman at a price equal to our good faith estimate of the reasonable value of our interest in Heitman. A “control change” is deemed to occur if (i) OMUS, Heitman Financial Ltd., a wholly owned subsidiary of OMUS (or the Class B Member), or a permitted transferee of these entities ceases to be controlled by our Parent, or (ii) a sale, exchange, transfer or assignment of shares in our Parent takes place, the effect of which is a change of control of our Parent. A “control change” does not include (x) a sale, exchange, transfer or assignment of the Class B Member’s interest in Heitman or any economic interest therein to a bona fide secured creditor of OMUS resulting from the lender exercising its rights pursuant to a pledge of the interests in Heitman, (y) a sale, exchange transfer or assignment of the Class B Member’s interests in Heitman or any economic interest therein to any business entity that is controlled by our Parent or (z) an initial public offering of the shares of any entity which owns a direct or indirect interest in the Class B Member. If a “control change” occurs and the Heitman Employee Entity were to exercise its right to purchase the Class B Member’s interest in Heitman, then, upon the closing of the purchase, Heitman would no longer be one of our affiliates and we would not be entitled to participate in any future distributions from Heitman.
Finally, if our Parent sells a majority of our outstanding ordinary shares to a third party, an event of default under our revolving credit facility will occur, which would entitle the lenders to accelerate any indebtedness outstanding under the facility and to terminate the facility. If an acceleration of at least $50 million of indebtedness occurs and such amount is not repaid within 30 days, there will be a cross default with respect to our $400 million (in aggregate) senior unsecured notes, or the Notes. Upon the occurrence of a default, the trustee or holders of 25% of the aggregate principal amount of the Notes may declare the Notes immediately due and payable. Our future debt instruments may contain similar restrictions and provisions. In addition, a sale of a majority of our outstanding shares to a third party could result in a downgrade in our credit rating to below investment grade. Were such a downgrade to occur with respect to both Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC, noteholders would have the right to require us to repurchase the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to but excluding the repurchase date. The source of funds that will be required to repurchase the Notes and repay any outstanding indebtedness under our revolving credit facility will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available to make required repurchases of the Notes tendered or repay outstanding indebtedness if accelerated.
Our Parent’s continuing significant interest in us may result in conflicts of interest.
For as long as our Parent continues to beneficially own a significant amount of our outstanding ordinary shares, it will continue to be able to strongly influence or effectively control our decisions. See “—Our Parent controls us and has significant power to control our business, affairs and policies.” Moreover, as long as our Parent continues to beneficially own more than 50% of our issued share capital, it will be able to determine the outcome of any corporate actions requiring approval of our shareholders by way of ordinary resolution (as such matters require approval by at least 50% of shareholders present and voting at the meeting at which the resolution is proposed).
As of the date of this Current Report on Form 8-K, our Parent also has the right to appoint a majority of our Board of Directors and approval rights over certain enumerated corporate actions pursuant to the Shareholder Agreement. Because our Parent’s interests may differ from those of other shareholders, actions our Parent takes or omits to take with respect to us, for as long as it has these rights, including those corporate or business actions requiring its prior affirmative written consent or vote, may not be as favorable to other shareholders as they are to our Parent.
The interests of our Parent could conflict in material respects with those of our other shareholders. For example, our Parent (through its control of our Board of Directors or pursuant to consent rights in the Shareholder Agreement) may prevent us from incurring indebtedness or making acquisitions with our own capital for any reason, including if such actions would adversely affect its capital ratios on a consolidated basis, negatively affect its credit rating or otherwise influence its financial metrics. Our Parent also could, for similar or other reasons, exert control over the amount and timing of our investments and dispositions, cause us to sell revenue-generating assets or control the issuance of additional ordinary shares. Any such actions by our Parent could affect the amount of cash available for distribution to shareholders. In addition, our Parent may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. It also may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Our Parent may have tax positions that are different from ours which could influence its decisions regarding whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, the structuring of future transactions may take into consideration our Parent’s tax considerations even where no similar benefit would accrue to us.
Our Parent is also allowed to take into account the interests of parties other than us in resolving conflicts of interest. As an English plc our Parent owes no duty to our other shareholders. Furthermore, our articles of association specify that no officer or director owes any duty to any individual shareholder. Other affiliates of our Parent and existing and former personnel employed by our Parent may not be subject to non-competition, non-solicitation and confidentiality agreements to which members of our management and those of our Affiliates are subject and thus may not be prohibited from engaging in other businesses or activities, including those that might be in direct competition with us. Our Parent also may control the enforcement of obligations owed to us by it and its affiliates and decide whether to retain separate counsel or others to perform services for us.

The Shareholder Agreement and the approach of our Board of Directors to corporate governance and risk management gives our Parent significant control over our business and may impose additional controls and information sharing by us and our Affiliates from that deemed to be standard in the investment management industry. While overlaying these additional governance and risk management structures onto the highly regulated investment management business may be viewed as a desirable added layer of regulatory oversight, it may be viewed by Affiliates and potential acquisition targets as being overly cumbersome, controlling and costly and thus a competitive deterrent to a third party becoming affiliated with us.
Our ability to pay regular dividends to our shareholders is subject to the discretion of our Board of Directors and our Parent and may be limited by our holding company structure and applicable provisions of the laws of England and Wales.
We target a dividend payout in the range of 25% of ENI, subject to maintaining a sustainable quarterly dividend per share. Beginning on the date our Parent ceases to own more than 50% of our ordinary shares and ending on the date that our Parent ceases to beneficially own at least 20% of our outstanding ordinary shares, the approval of our Parent will be required to declare any dividend other than in accordance with the dividend policy approved by our Board of Directors as of the date our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares. Any declaration of dividends will be at the discretion of our Board of Directors and subject to the approval of our Parent (for so long as required), and will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements and any other factors that our Board of Directors or Parent deems relevant in making such a determination. Under English law, we may only pay dividends out of our accumulated, realized profits, so far as not previously utilized by distribution or capitalization and provided that at the time of payment of the dividend, the amount of our net assets is not less than the total of our called-up share capital and undistributable reserves. In addition, as a holding company, we will be dependent upon the ability of our Affiliates to generate earnings and cash flows and distribute them to us so that we may pay dividends to our shareholders. The ability of our Affiliates to distribute cash to OMUS will be subject to their operating results, cash requirements and financial condition, the applicable provisions of governing law which may limit the amount of funds available for distribution, their compliance with covenants and financial ratios related to existing or future indebtedness, and their other agreements with third parties. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our ordinary shares.
Some of our directors are employees of our Parent.
As of the date of this Current Report on Form 8-K, a majority of our directors have been designated to our Board of Directors by our Parent. Three of these directors are officers or employees of our Parent. Because of each of these three director’s positions as an officer or employee of our Parent, these three directors may own substantial amounts of shares of our Parent. Ownership interests of these three directors in shares of our Parent, or service of certain of our directors as officers or employees of our Parent, may create, or may create the appearance of, conflicts of interest when a director is faced with a decision that could have different implications for the two companies. These potential conflicts could arise, for example, over matters such as the desirability of an acquisition opportunity, employee retention or recruiting, capital management or our dividend policy and could result in OMAM taking actions that are in the best interests of our Parent but not our other shareholders. Our Board of Directors has authorized any conflict of interest that any director appointed to our Board of Directors by our Parent from time to time may have with respect to any position held, or other interest, in any member of our Parent’s group of companies. Notwithstanding any such conflict, directors appointed to our Board of Directors by our Parent are entitled to receive all information provided to, and participate fully in all deliberations and participate in any vote of, our Board of Directors, for all matters.
Our separation from our Parent could have a negative impact on our business and results of operations due to our Parent’s strong brand and reputation.
Prior to the initial public offering, we benefitted from being a wholly-owned subsidiary of our Parent and a member of our Parent’s group of companies as we believe the association has provided us with preferred status among a variety of service providers, vendors and others due to our Parent’s globally recognized brand, perceived high quality products and services and strong capital base and financial strength. In connection with the initial public offering, we entered into an intellectual property license agreement with our Parent and, solely for the intellectual property owned by it applicable to the agreement, Old Mutual Life Assurance Company (South Africa) Ltd., or OMLACSA, which we refer to as the Intellectual Property Agreement. Pursuant to the Intellectual Property Agreement, our Parent and OMLACSA have granted us a limited, non-exclusive, fully paid-up, royalty-free, non-transferable, non-sublicensable license to use certain trademarks, servicemarks, names and logos, including the names “Old Mutual”, “OM” and the “OM 3 anchor design logo” with respect to our business worldwide, subject to certain exceptions set forth in the Intellectual Property Agreement. The license term is through the period ending six months after the date on which our Parent ceases to directly or indirectly own a majority of our outstanding ordinary shares; provided, however that under the Intellectual Property Agreement, our Parent and OMLACSA have given us a perpetual right (i) to use the name “OM Asset Management” as all or part of our corporate or trade names, (ii) to use “OMAM” in all or part of our corporate or trade names, businesses and activities, including in any advertising or promotional materials, and as a ticker symbol and (iii) to use omam.com as a website and an email address. After this license expires, we must cease using the licensed intellectual property (other than as described above and in the Intellectual Property Agreement) and any benefits that we derived from the use of the “Old Mutual” brand name and logo will likely be diminished or eliminated.
In addition, certain of our Parent’s other affiliates have established investment advisory and other investment-advisory related relationships with our Affiliates pursuant to which our Affiliates derive revenue. For the year ended December 31, 2015, our Parent and its subsidiaries (other than OMAM and our Affiliates) contributed less than 2% of total ENI revenue including equity-accounted Affiliates. We cannot predict whether these relationships would continue when we are no longer a majority-owned subsidiary of our Parent.
The separation from our Parent could adversely impact our relationships with certain of our current or potential business partners as we may no longer be viewed as a part of our Parent’s group of companies. If we no longer are entitled to benefit from the relationship with our Parent, we may not be able to obtain certain services at the same level or obtain the same benefit through new, independent relationships with third-party vendors. Likewise, we may not be able to replace the service and arrangement in a timely manner or on terms and conditions, including cost, as favorable as those we previously have received as a subsidiary of our Parent. Some third parties may re-price, modify or terminate their vendor relationships with us now that we are no longer a wholly-owned subsidiary of our Parent.
The risks relating to our separation from our Parent could materialize or evolve at any time and we cannot accurately predict the impact that our separation from our Parent will have on our business and the businesses of our Affiliates, distribution partners, service providers, vendors and other business partners.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Repurchase Agreement, dated December 12, 2016, by and among OM Asset Management plc, Old Mutual plc and OM Group (UK) Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	December 12, 2016	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Repurchase Agreement, dated December 12, 2016, by and among OM Asset Management plc, Old Mutual plc and OM Group (UK) Limited